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                                                                   EXHIBIT 10.16
                               TERM LOAN AGREEMENT

                           Dated as of April 22, 2004

      This TERM LOAN AGREEMENT (this "Agreement") is entered into between IMEDIA INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), and AUGUSTINE FUND L.P., a limited partnership formed under the laws of the State of Delaware (the "Lender"). Capitalized terms used herein shall have the meanings ascribed to such terms in Section 10 of this Agreement.

      In consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                                 SECTION 1. LOAN

      SECTION 1.1. TERM LOAN. Subject to the terms and conditions of this Agreement, the Lender agrees to loan to the Borrower, and the Borrower agrees to borrow from the Lender, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (such amount, the "Term Loan", and together with interest that may hereafter accrue and any amounts which may hereafter become owing to the Lender under Section 11.9, the "Obligations").

      SECTION 1.2. CONVERTIBLE NOTE. The Term Loan shall be evidenced by a convertible promissory note (the "Convertible Note"), substantially in the form of Exhibit A, with appropriate insertions, dated the date hereof, payable to the order of the Lender.

      SECTION 1.3. MATURITY DATE. The Term Loan shall be due and payable on the "Maturity Date" determined in accordance with the following:

            (a) The initial Maturity Date shall be JULY 21, 2004.

            (b) The Borrower may elect to extend the Maturity Date to OCTOBER 19, 2004 at any time on written notice to Lender delivered prior to the date set forth in Section 1.3(a).

            (c) If the Obligations shall have not been repaid in full prior to the date set forth in Section 1.3(b), the Maturity Date shall be automatically extended to JANUARY 17, 2005.

                          SECTION 2. INTEREST AND FEES

      SECTION 2.1. INTEREST. The Borrower agrees to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding hereunder at the following rates per year, compounded monthly (with the result that the interest accrued during each month

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is added to the principal amount of the Term Loan and subsequent interest shall be calculated in the same manner on the increased principal amount of the Term
Loan):

            (a) before maturity of the Term Loan, whether by acceleration or otherwise, at the rate per annum equal to ten percent (8%); and

            (b) after the maturity of the Term Loan, whether by acceleration or otherwise, until paid, at a rate per annum equal to twelve percent (12%) (the "Default Rate").

      SECTION 2.2. INTEREST PAYMENT DATE. Accrued interest shall be paid in full on the Maturity Date.

      SECTION 2.3. BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date the Term Loan is made and excluding the date the Term Loan or any portion thereof is paid or prepaid.

                       SECTION 3. PAYMENTS AND PREPAYMENTS

      SECTION 3.1. PAYMENTS.

            (a) Place of Payment. All payments of principal, interest, fees and other amounts payable hereunder, shall be made to the Lender at its office at 141 West Jackson Boulevard, Suite 2182, Chicago, Illinois 60604.

            (b) Form of Payment. All payments of principal and interest shall be made by wire transfer to the Lender.

      SECTION 3.2. PREPAYMENT. The Borrower may from time to time prepay the Term Loan or any portion thereof without premium or penalty upon ten (10) days' prior written notice to Lender. Such prepayment shall be subject to Lender's exercise of its conversion rights as specified in Section 4 during such ten (10) day notice period.

                          SECTION 4. CONVERSION RIGHTS

      SECTION 4.1. LENDER'S CONVERSION RIGHTS. The Lender may, at any time while the Convertible Note is outstanding prior to or on the Maturity Date, convert some or all of the outstanding Obligations into a number of shares of the Borrower's common stock, $0.001 par value ("Common Stock") equal to the Conversion Shares.

      SECTION 4.2. CONVERSION EVENT. To effect a conversion (a "Conversion Event") the Lender shall execute and deliver to the Borrower a Conversion Notice (in the form attached to the Convertible Note), and, in the event that the entire amount outstanding under the Convertible Note is converted, Lender shall also surrender the Convertible Note to the Company for cancellation. Upon partial conversion of the Convertible Note, Borrower shall at the request of the Lender and contemporaneously with delivery of the Conversion Shares, issue a new note

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in the form of Exhibit A to Lender for the principal balance of the Term Loan which shall not have been converted or paid.

      SECTION 4.3. REMAINING OBLIGATIONS. Any remaining Obligations that have not been converted shall be paid in cash by the Company upon the Maturity Date. Interest on the Term Loan shall cease to accrue with respect to all principal then being converted to equity in connection with a Conversion Event (and with respect to all accrued interest thereon) upon the Company's receipt of a Conversion Notice.

      SECTION 4.4. CALCULATION OF CONVERSION SHARES. The number of "Conversion Shares" shall be calculated as follows

            (a) If the Conversion Notice is delivered prior to the date set forth in Section 1.3(a), the number of Conversion Shares shall be equal to total sum of Obligations specified in the Conversion Notice as being subject to conversion, such that each $1.00 of Obligations so converted will result in one (1) Conversion Share.

            (b) If the Conversion Notice is delivered prior to the date set forth in Section 1.3(b), the number of Conversion Shares shall be equal to total sum of Obligations specified in the Conversion Notice as being subject to conversion, multiplied by two (2), such that each $1.00 of Obligations so converted will result in two (2) Conversion Shares.

            (c) If the Conversion Notice is delivered prior to the date set forth in Section 1.3(c), the number of Conversion Shares shall be equal to total sum of Obligations specified in the Conversion Notice as being subject to conversion, multiplied by four (4), such that each $1.00 of Obligations so converted will result in four (4) Conversion Shares.

No fractional shares of Common Stock will be issued on conversion of any Obligations. If any conversion results in an obligation to issue a fraction of a share of Common Stock, the Company will pay the value of that fractional share in cash.

      SECTION 4.5. DELIVERY OF CONVERSION SHARES. All Conversion Shares shall be duly authorized, validly issued, non-assessable and free and clear of all claims, liens or encumbrances. If the Conversion Shares are certificated, certificates representing the shares of Common Stock issued upon conversion hereof shall be delivered to Lender. Borrower shall deliver such certificates or make appropriate notations to show Lender as the record and beneficial owner of the Conversion Shares within two (2) Trading Days of (i) the date specified in the Conversion Notice or (ii) the date Borrower actually receives the Conversion Notice from Lender, whichever is later. Borrower agrees that its issuance of the Convertible Note constitutes full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares.

      SECTION 4.6. ADJUSTMENTS TO CONVERSION. The number of Conversion Shares and the kind of shares or other securities to be issued upon a Conversion Event shall be

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subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

            (a) Merger, Sale of Assets, etc. If Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, the Convertible Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

            (b) Reclassification, etc. If Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, the Obligations, as to the unpaid portion thereof, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

            (c) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the number of Conversion Shares shall be proportionately increased in case of subdivision of shares or stock dividend or proportionately decreased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

      SECTION 4.7. RESERVATION OF SHARES. Borrower shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of the Convertible Note.

      SECTION 4.8. CONVERSION LIMITATIONS. Notwithstanding anything to the contrary herein, Lender may not exercise its rights under this Section 4 if such conversion would result in the total number of shares of Common Stock deemed beneficially owned by Lender (together with all shares of Common Stock deemed beneficially owned by any of Lender's Affiliates that would be aggregated for purposes of determining a group under Section 13(d) of the Exchange Act) exceeding, when issued, 4.9% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"); provided, however, that (i) Lender shall have the right at any time and from time to time to increase or decrease its Restricted Ownership Percentage and otherwise waive in whole or in part the restrictions of this subparagraph (h) immediately upon written notice to the Company, and (ii) Lender can make subsequent adjustments pursuant to the preceding clause (i) any number of times; and provided

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further that nothing in the foregoing shall prevent the partial conversion of the Obligations for such number of shares of Common Stock as do not exceed the Restricted Ownership Percentage.

                        SECTION 5. COMMON STOCK WARRANTS

      SECTION 5.1. ISSUANCE OF TERM LOAN WARRANTS. In consideration of the Lender's willingness to make the Term Loan, Borrower will execute and deliver to the Lender a warrant to purchase 50,000 shares of Common Stock, in the form attached hereto as Exhibit B, and a warrant to purchase 250,000 shares of Common Stock, in the form attached hereto as Exhibit C (both such warrants collectively, the "Term Loan Warrants").

      SECTION 5.2. ISSUANCE OF CONVERSION WARRANTS. Upon conversion of the Convertible Note in full (or upon conversion of all amounts remaining under the Convertible Note, if prior conversions were made in part), Borrower will execute and deliver to the Lender a warrant to purchase 325,000 shares of Common Stock, in the form attached hereto as Exhibit D (the "Conversion Warrant" and together with the Term Loan Warrants, the "Warrants").

      SECTION 5.3. RESERVATION OF SHARES. Borrower shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon exercise of the Warrants.

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

      To induce the Lender to make the Term Loan, the Borrower represents and warrants to the Lender that (except in each case as otherwise disclosed in the Borrower's filings with the SEC):

      SECTION 6.1. ORGANIZATION. The Borrower is a corporation existing and in good standing under the laws of the State of Delaware; each of its subsidiaries is a corporation, limited liability company or partnership duly existing and in good standing under the laws of the state of its formation; the Borrower and each of its subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction where, because of the nature of their activities or properties, such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Borrower's business, financial condition or results of operations (a "Material Adverse Effect"); and the Borrower and each of its subsidiaries have the power and authority to own their properties and to carry on their businesses as now being conducted.

      SECTION 6.2. AUTHORIZATION; NO CONFLICT. The borrowings hereunder, the execution and delivery of this Agreement and the other Transaction Documents, and the performance by the Borrower of its obligations under this Agreement and the other Transaction Documents are within the Borrower's corporate powers, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the charter or by-

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laws of the Borrower or any subsidiary or of any agreement binding upon the
Borrower or any subsidiary.

      SECTION 6.3. FINANCIAL STATEMENTS. The Borrower's audited consolidating and consolidated financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, and accurately present the financial condition of the Borrower and its subsidiaries as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse change in the business, properties, assets, operations, conditions or prospects of the Borrower or any subsidiary has occurred. There is no known contingent liability of the Borrower or any subsidiary which is not reflected in such financial statements.

      SECTION 6.4. TAXES. The Borrower and its subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due.

      SECTION 6.5. LIENS. None of the assets of the Borrower or any subsidiary thereof are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest.

      SECTION 6.6. ADVERSE CONTRACTS. Neither the Borrower nor any of its subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which may have a material and adverse effect on the business, property, assets, operations, conditions or prospects of the Borrower and its subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under this Agreement and the other Transaction Documents. Neither the Borrower nor any of its subsidiaries has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

      SECTION 6.7. REGULATION U. The Borrower is not engaged principally in, nor is one of the Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

      SECTION 6.8. LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against the Borrower or any of its subsidiaries which would (singly or in the aggregate), if adversely determined, have a Material Adverse Effect.

                              SECTION 7. COVENANTS

            Until all obligations of the Borrower hereunder and under the Convertible Note are paid and/or fulfilled in full, the Borrower agrees that it shall, and shall cause each of its

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subsidiaries to, comply with the following covenants, unless the Lender consents otherwise in writing:

      SECTION 7.1. CORPORATE EXISTENCE, MERGERS, ETC. The Borrower and each subsidiary shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges, and will not liquidate, dissolve, or merge, or consolidate with or into any other corporation, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets (except those assets sold in the ordinary course of its business), except that:

            (a) Any subsidiary may merge or consolidate with or into the Borrower or any one or more wholly-owned subsidiaries; and

            (b) Any subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or one or more wholly-owned subsidiaries.

      SECTION 7.2. INSPECTION. The Borrower and each subsidiary shall permit the Lender and its agents at any time during normal business hours to inspect their properties and to inspect and make copies of their books and records, provided that the Lender agrees to enter into confidentiality agreements with respect to the foregoing.

      SECTION 7.3. USE OF PROCEEDS.

            (a) Use of Proceeds. The Borrower shall use the proceeds from the Term Loan solely for operating costs.

            (b) Margin Regulations. Neither the Borrower nor any subsidiary shall use or permit any proceeds of the Term Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

            (c) Tender Offers and Going Private. Neither the Borrower nor any subsidiary shall use (or permit to be used) any proceeds of the Term Loan to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or any regulations or rulings thereunder.

      SECTION 7.4. COMPLIANCE WITH LAW. The Borrower and each of its subsidiaries shall comply in all material respects with all laws and regulations (whether federal, state or local and whether statutory, administrative, judicial or otherwise) and with every lawful governmental order or similar action (whether administrative or judicial) applicable to it, except in each case as would not have a Material Adverse Effect.

      SECTION 7.5. AFFILIATE TRANSACTIONS. Not enter into any transaction with an Affiliate, except for transactions in the ordinary course of business pursuant to the reasonable requirements of the Borrower's or each subsidiaries' business and upon fair and reasonable terms no less favorable to the Borrower or the subsidiaries than the Borrower or the subsidiaries would obtain in a comparable arms-length transaction.

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                        SECTION 8. CONDITIONS OF LENDING

      The obligation of the Lender to make the Term Loan is subject to each of the following conditions precedent:

      SECTION 8.1. DOCUMENTATION. The Lender shall have received all of the following, each duly executed and dated a date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Lender may request (except for the Convertible Note and the Term Loan Warrants, of which only the original shall be signed):

            (a) This Agreement;

            (b) The Convertible Note;

            (c) The Term Loan Warrants;

            (d) A Registration Rights Agreement, in the form attached hereto as Exhibit E (the "Registration Rights Agreement");

            (e) A copy of a resolution of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement and the other Transaction Documents, certified by the secretary or assistant secretary of the Borrower; and

            (f) Such other documents and certificates as the Lender may request.

      SECTION 8.2. REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

            (a) Representations and Warranties. At the date of the Term Loan, the Borrower's representations and warranties set forth herein shall be true and correct in all material respects as at such date with the same effect as though those representations and warranties had been made on and as at such date.

            (b) No Default. At the time of the Term Loan, and immediately after giving effect to the Term Loan, the Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of the Term Loan, or would result from the making of the Term Loan or the issuance of the Term Loan Warrants.

      SECTION 8.3. NO MATERIAL ADVERSE CHANGE. No material adverse change in, or effect on, (a) the business, assets, properties, operations, condition or prospects of the Borrower or any of its subsidiaries or (b) the ability of the Borrower to perform its obligations under this Agreement and the other Transaction Documents, in all cases whether due to a single circumstance or event or an aggregation of circumstances or events, shall have occurred.

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                               SECTION 9. DEFAULT

      SECTION 9.1. EVENTS OF DEFAULT. Each of the following occurrences is hereby defined as an "Event of Default":

            (a) Nonpayment. The Borrower shall fail to make any payment of principal, interest, or other amounts payable hereunder when and as due; or

            (b) Default under Related Documents. Any default, event of default, or similar event shall occur or continue under any instrument, document, note, agreement, or guaranty delivered to the Lender in connection with the Term Loan (including without limitation the Convertible Note, the Term Loan Warrants and the Registration Rights Agreement), or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

            (c) Cross-Default. There shall occur any default or event of default, or any event which might become such with notice or the passage of time or both, or any similar event, or any event which requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by the Borrower or any of its subsidiaries or under the terms of any indenture, agreement or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured or guaranteed, in each case in respect of an amount that exceeds $100,000, and such event shall continue beyond any applicable period of grace; or

            (d) Dissolutions, etc. The Borrower or any subsidiary shall fail to comply with any provision concerning its existence or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

            (e) Warranties. Any representation, warranty, schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of the Borrower or any of its subsidiaries to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

            (f) ERISA. (i) Institution of any steps by the Borrower or any subsidiary to terminate a Plan if as a result of such termination the Borrower or such subsidiary could be required to make a contribution to such Plan, or could incur a liability or obligation to such Plan, in either case in excess of $100,000; (ii) a contribution failure occurs with respect to any plan sufficient to give rise to a lien under Section 302(f) of ERISA with respect to any Plan; (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Borrower or any subsidiary and any ERISA Affiliate have incurred on the date of such withdrawal) exceeds $100,000; or (iv) any "reportable" event shall occur under ERISA in respect of any employee benefit plan maintained for employees of the Borrower or any subsidiary; or

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            (g) Litigation. Any suit, action or other proceeding (judicial or administrative) commenced against the Borrower or any of its subsidiaries, or with respect to any assets of the Borrower or such subsidiary, shall threaten to have a material and adverse effect on the asset, condition (financial or otherwise) or future operations of the Borrower or such subsidiary; or a final judgment or settlement in excess of $100,000 in excess of insurance shall be entered in, or agreed to in respect of, any such suit, action or proceeding; or

            (h) Noncompliance with this Agreement. The Borrower shall fail to comply in any material respect with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten (10) days after the occurrence of such failure; or

            (i) Bankruptcy. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Borrower or any of its subsidiaries, or any such person shall take any step toward, or to authorize, such a proceeding; or

            (j) Insolvency. The Borrower or any of its subsidiaries shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

      SECTION 9.2. REMEDIES. Upon the occurrence of any Event of Default set forth in subsections (a)-(h) of Section 1.1 and during the continuance thereof, the Lender or any other holder of the Convertible Note may declare the Convertible Note and any other amounts owed to the Lender to be immediately due and payable, whereupon the Convertible Note and any other amounts owed to the Lender shall forthwith become due and payable. Upon the occurrence of any Event of Default set forth in subsections (i)-(j) of Section 1.1, the Convertible Note and any other amounts owed to the Lender shall be immediately and automatically due and payable without action of any kind on the part of the Lender or any other holder of the Convertible Note. The Borrower expressly waives presentment, demand, notice or protest of any kind in connection herewith. The Lender shall promptly give the Borrower notice of any such declaration, but failure to do so shall not impair the effect of such declaration. No delay or omission on the part of the Lender or any holder of the Convertible Note in exercising any power or right hereunder or under the Convertible Note shall impair such right or power or be construed to be a waiver of any Event of Default or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right.

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                             SECTION 10. DEFINITIONS

      SECTION 10.1. GENERAL. As used herein:

            (a) "Affiliate" of any Person means (a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above or (c) in the case of a trust, its protectors or trustees, any Person who is or has been a beneficiary thereof, or any Person who is or has been able to appoint a beneficiary thereof. For purposes of this definition, control of a Person shall mean the power, direct or indirect (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

            (b) "Agreement" shall have the meaning set forth in the Preamble.

            (c) "Borrower" shall have the meaning set forth in the Preamble.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Conversion Warrant" shall have the meaning set forth in Section 5.2.

            (f) "Convertible Note" shall have the meaning set forth in Section 1.2.

            (g) "Default Rate" shall have the meaning set forth in Section
      2.1(b).

            (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            (i) "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

            (j) "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement, consistently applied.

            (k) "Lender" shall have the meaning set forth in the Preamble.

            (l) "Material Adverse Effect" shall have the meaning set forth in
      Section 6.1.

            (m) "Maturity Date" shall have the meaning set forth in Section 1.3.

            (n) "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any

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      ERISA Affiliate as a "contributing sponsor" (within the meaning of Section
      4001(a)(13) of ERISA).

            (o) "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            (p) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            (q) "Plan" means any plan, program or arrangement which constitutes an "employee benefit plan" within the meaning of Section 3(3) of ERISA and which is maintained or contributed to by the Borrower or its ERISA Affiliates for the benefit of their employees, including former employees.

            (r) "subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which the Borrower owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which the Borrower has effective control, by contract or otherwise.

            (s) "Registration Rights Agreement" shall have the meaning set forth in Section 8.1(d).

            (t) "Term Loan" shall have the meaning set forth in Section 1.1.

            (u) "Term Loan Warrants" shall have the meaning set forth in Section 5.1.

            (v) "Trading Day" shall mean a day on which the principal market for the Common Stock is open for business. In the event of any disagreement between the parties as to the principal market for the Common Stock, the market where the three (3) most recent trades of Common Stock were made shall be considered the principal market.

            (w) "Transaction Documents" shall mean, collectively, this Agreement, the Convertible Note, the Warrants and the Registration Rights Agreement.

            (x) "Unmatured Event of Default" means an event or condition which would become an Event of Default with notice or the passage of time or both.

            (y) "Warrants" shall have the meaning set forth in Section 5.2.

Except as and unless otherwise specifically provided herein, all accounting terms in this Agreement shall have the meanings given to them by GAAP and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the Company's audited financial statements.

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      SECTION 10.2. APPLICABILITY OF SUBSIDIARY AND AFFILIATE REFERENCES.
Provisions of this Agreement pertaining to any subsidiary or affiliate shall apply only during such times as the Borrower has any subsidiary or affiliate.

                            SECTION 11. MISCELLANEOUS

      SECTION 11.1. WAIVER OF DEFAULT. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Borrower shall be restored to their former position and rights hereunder and under the Convertible Note, respectively, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any right consequent thereon or to any subsequent or other Event of Default or Unmatured Event of Default.

      SECTION 11.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed:

            (a) if to the Lender to 141 West Jackson Boulevard, Suite 2182, Chicago, Illinois 60604, Attention: John T. Porter, telecopy no. (312) 427-5396,

            (b) if to the Borrower to 1721 21st Street, Santa Monica, California 90404, Attention: Kelly Konzelman, telecopy no. (310) 453-6120,

or to such other address as may be hereafter designated in writing by the respective parties hereto.

      SECTION 11.3. NONWAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 11.4. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Convertible Note and the making of the Term Loan.

      SECTION 11.5. SUCCESSORS. This Agreement shall, upon execution and delivery by the Borrower and acceptance by the Lender, become effective and shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Lender.

      SECTION 11.6. CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References

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

herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement.

      SECTION 11.7. SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others where appropriate.

      SECTION 11.8. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

      SECTION 11.9. FEES. The Borrower agrees to pay or reimburse the Lender for all costs and expenses of enforcing this Agreement and the other Transaction Documents, or preserving its rights hereunder or under any document or instrument executed in connection herewith (including legal fees and reasonable time charges of attorneys who may be employees of the Lender, whether in or out of court, in original or appellate proceedings or in bankruptcy).

      SECTION 11.10. CONSTRUCTION. This Agreement and the other Transaction Documents, and any other document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois and shall be deemed to have been executed in the State of Illinois.

      SECTION 11.11. SUBMISSION TO JURISDICTION; VENUE. To induce the Lender to make the Term Loan, as evidenced by the Convertible Note and this Agreement, the Borrower irrevocably agrees that, subject to the Lender's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Agreement and the other Transaction Documents or any document executed in connection herewith, shall be subject to litigation in courts having sites within Illinois. The Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state. The Borrower hereby waives any right it may have to trial by jury, to transfer or change the venue of any suit, action or other proceeding brought against the Borrower by the Lender in accordance with this Section, or to claim that any such proceeding has been brought in an inconvenient forum.

                            [SIGNATURE PAGE FOLLOWS]

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

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    IMEDIA INTERNATIONAL, INC.

                                    By: /s/ David MacEachern

                                    Its: Chief Executive Officer

                                    AUGUSTINE FUND L.P.

                                    By: AUGUSTINE CAPITAL MANAGEMENT, L.L.C.,
                                        its general partner

                                    By: /s/ Thomas Duszynski

                                    Its: Chief Financial Officer